Exhibit 3.29

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:16 AM 01/25/2007
FILED 10:58 AM 01/25/2007
SRV 070084182 - 3132291 FILE

STATE OF DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE OF FORMATION

THIS CERTIFICATE is made this 25th day of January, 2007, by the undersigned authorized agent.

The undersigned, an authorized agent of one or more persons desiring to form a limited liability company under and pursuant to the provisions of the Delaware Limited Liability Company Act (hereinafter referred to as the “Act”), hereby forms a limited liability company for the purposes and on the terms and conditions hereinafter set forth, and hereby certifies to the Delaware Department of State as follows;

FIRST, the name of the limited liability company is Canter and Associates, LLC (hereinafter referred to as the “Company”).

SECOND, the address of its registered office in the State of Delaware is 615 South DuPont Highway, in the City of Dover, Kent County, Zip Code 19901. The name of its Registered Agent at such address is Capitol Services, Inc.

THIRD, the purposes for which the Company is formed are to engage in any lawful act ot activity which may be carried on by a limited liability company under the Act which the members of the Company may from time to time authorize or approve pursuant to the provisions of the Company’s operating agreement, whether or not related to any other business at the time or theretofore engaged in by the Company. The foregoing enumerated purposes shall be in addition to and not in limitation of the general powers of limited liability companies under the Act.

FOURTH, the relations of the members and the affairs of the Company shall be governed by the Act as well as a written operating agreement which may be amended from time to time as set forth therein.

FIFTH, as permitted by the Act, the authority of any member to act for the Company solely by virtue of being a member is limited and is as set forth in the operating agreement of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 25th  day of January, 2007.

By:	/s/ Robert W. Zentz
Robert W. Zentz
Authorized Person